                                   Filed pursuant to Rules 424(b)(3) and 424(c)
                                   SEC File No. 333-65827


PROSPECTUS SUPPLEMENT #1
To Prospectus Dated December 15, 1998


                         WADDELL & REED FINANCIAL, INC.

This Prospectus Supplement supplements and amends the accompanying Prospectus dated December 15, 1998, which collectively relate to 5,216,537 shares of the Class A common stock of Waddell & Reed Financial, Inc. (the "Company") which may be offered by the selling stockholders named herein from time to time.

The table set forth on Page 10 of the Prospectus, under the caption "Selling Stockholders", is hereby supplemented as follows:

                              SELLING STOCKHOLDERS

         The table below sets forth information with respect to the beneficial ownership of the Class A common stock of the Company by the selling stockholders immediately prior to this offering and as adjusted to reflect the sale of shares of Class A common stock pursuant to the offering. Of the selling stockholders, only Keith A. Tucker, Henry J. Herrmann,
Robert L. Hechler and R. K. Richey own or have the right to acquire through exercise of stock options, on the date hereof, in excess of one percent of the outstanding Class A common stock. All information with respect to the beneficial ownership has been furnished by the selling stockholders. The number of shares which may be sold by each such selling stockholders from time to time will be updated in supplements to this Prospectus, which will be filed with the Commission in accordance with Rule 424(b) of the Securities Act.

                                                           Class A common stock
                                   Relationship with          Owned as of                 Shares to
         Name                          Company             June 30, 1999 (1)              Be Sold (2)
         ----                     ------------------       -------------------           -----------
Keith A. Tucker                   Chairman of the Board,           1,461,801             180,000  (3)
                                  Chief Executive Officer                                131,736  (4)
                                  and Director                                           135,496  (5)
                                                                                         416,911  (6)
                                                                                         270,992  (7)
                                                                                         340,808  (8)
                                                                                         465,689  (9)
                                                                                         164,100 (10)
                                                                                          93,000 (11)

Tucker KA Child Trust                                                64,204               64,204  (9)


                                                          Class A common stock
                                   Relationship with          Owned as of                 Shares to
       Name                           Company             June 30, 1999 (1)              Be Sold (2)
       ----                      ------------------       -------------------           -----------
Henry J. Herrmann                 President, Chief                  617,919              344,600  (3)
                                  Investment Officer                                      32,934  (4)
                                  and Director                                            40,649  (5)
                                                                                          91,720  (6)
                                                                                          75,044  (7)
                                                                                         259,735  (9)
                                                                                         123,100 (10)
                                                                                         139,500 (11)

Robert L. Hechler                 Executive Vice                    344,875              292,200  (3)
                                  President, Chief                                        32,934  (4)
                                  Operating Officer and                                   50,029  (6)
                                  Director                                                33,353  (7)
                                                                                         144,876  (9)
                                                                                         102,600 (10)
                                                                                          93,000 (11)

Harold T. McCormick               Director                           15,343                6,000 (12)
                                                                                           6,714 (13)
                                                                                          11,226 (14)
                                                                                           6,036 (15)
                                                                                           5,515 (25)
                                                                                           6,428  (9)
                                                                                           1,811 (16)
                                                                                           3,000 (26)
                                                                                          10,121 (27)

Louis T. Hagopian                 Director                           33,259                6,000 (12)
                                                                                           6,234 (13)
                                                                                          11,519 (14)
                                                                                           5,457 (25)
                                                                                          20,703  (9)
                                                                                           1,811 (16)
                                                                                           3,000 (26)
                                                                                           9,271 (28)

R. K. Richey                      Director                          231,740                6,000 (12)
                                                                                          14,481 (17)
                                                                                          21,126 (18)
                                                                                          90,540  (6)
                                                                                          60,360 (30)
                                                                                           3,000 (26)

Richey Capital Partners, LTD                                        246,810               94,814 (29)
                                                                                          94,705  (9)

Richey RK Child Trust                                                25,985               25,985  (9)

Joseph L. Lanier, Jr.             Director                           37,931                6,000 (12)
                                                                                           5,891 (13)
                                                                                          11,226 (14)
                                                                                           5,483 (20)
                                                                                          19,194  (9)
                                                                                           1,811 (16)
                                                                                           9,792 (28)
                                                                                           3,000 (26)


                                                            Class A common stock
                                  Relationship with             Owned as of              Shares to
       Name                           Company                 June 30, 1999 (1)           Be Sold (2)
       ----                      ------------------          -------------------        -----------
William L. Rogers                 Director                           4,093                10,000 (21)
                                                                                          10,933 (14)
                                                                                           3,000 (26)

James M. Raines                   Director                           4,231                10,000 (22)
                                                                                          12,307 (23)
                                                                                           9,480 (28)
                                                                                           3,000 (26)

George J. Records                 Director                           14,573                6,000 (12)
                                                                                           5,873 (13)
                                                                                          11,226 (14)
                                                                                           6,036 (15)
                                                                                           5,515 (25)
                                                                                           5,191  (9)
                                                                                           1,811 (16)
                                                                                           9,792 (28)
                                                                                           3,000 (26)

David L. Boren                    Director                           6,019                 6,000 (12)
                                                                                           6,036 (15)
                                                                                           1,811 (16)
                                                                                           3,000 (26)

Joseph M. Farley                  Director                           26,100                6,000 (12)
                                                                                           9,215 (14)
                                                                                          16,418  (9)
                                                                                           1,811 (16)
                                                                                           8,000 (28)
                                                                                           3,000 (26)

Michael D. Strohm                 Senior Vice President              17,594               16,800  (3)
                                                                                          10,423  (6)
                                                                                          10,423  (7)
                                                                                           1,459  (9)
                                                                                           7,500 (10)

D. Tyler Towery                   Vice President                     33,740                5,420  (6)
                                                                                           5,420  (7)
                                                                                          17,510  (9)
                                                                                           3,500 (10)

                                                            Class A common stock
                                  Relationship with             Owned as of              Shares to
       Name                           Company                 June 30, 1999 (1)           Be Sold (2)
       ----                      ------------------          -------------------        -----------
Robert J. Williams, Jr.            Senior Vice President              8,838               16,676  (7)
                                                                                          61,800  (3)
                                                                                          27,000 (10)

Helge K. Lee                       General Counsel &                    0                  8,500 (24)
                                   Secretary

Daniel C. Schulte                  Assistant Secretary                  0                  1,500 (10)

John E. Sundeen, Jr.               Senior Vice President,             35,409              12,507  (6)
                                   Chief Financial Officer                                16,676  (7)
                                   and Treasurer                                           7,504  (9)
                                                                                          58,000  (3)
                                                                                          40,000 (10)

-------------------------

(1) In each case, the indicated number of shares of Class A common stock include both the number of shares held on the date indicated and the number of shares issuable upon exercise of stock options held by the selling stockholder within the next sixty days.

(2) Assumes all the shares of Class A common stock that may be offered are sold.

(3) All such options were granted on March 4, 1998 pursuant to the 1998 Stock Incentive Plan. The options are exercisable in three increments of 33.33% each commencing on March 4, 2000 and on each of the two anniversaries thereafter and expire on March 5, 2008.

(4) All such options were granted on March 4, 1998 pursuant to the 1998 Executive Deferred Compensation Stock Option Plan. The options are exercisable in ten increments of 10% each commencing on March 4, 1999 and on each of the nine anniversaries thereafter and expire on March 3, 2009.

(5) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark, are immediately exercisable and expire on December 17, 2004.

(6) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark, are immediately exercisable and expire on December 21, 2005.

(7) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark. The options are exercisable in two increments of 50% each on December 16, 1998 and December 16, 1999 and expire on December 17, 2006.

(8) All such options were granted on November 6, 1998 pursuant to the 1998 Executive Deferred Compensation Plan in connection with the spin-off of the Company by Torchmark. The options are exercisable in ten increments of 10% each commencing on January 31, 1998 and on each of the nine anniversaries thereafter and expire on January 30, 2008.

(9) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in connection with the spin-off of the Company by Torchmark, are immediately exercisable and expire on September 26, 2007.

(10) All such options were granted on December 16, 1998 pursuant to the 1998 Stock Incentive Plan. The options are exercisable in three increments of 33.33% each commencing on December 16, 2000 and on the two anniversaries thereafter and expire on December 17, 2008.

(11) All such options were granted on December 16, 1998 pursuant to the 1998 Executive Deferred Stock Option Plan. The options are exercisable in ten increments of 10% each commencing on December 16, 1999 and on each of the nine anniversaries thereafter and expire on December 15, 2009.

(12) All such options were granted on March 4, 1998 pursuant to the 1998 Stock Incentive Plan. The options are exercisable in three increments of 33.33% each commencing on March 4, 2000 and on each of the two anniversaries thereafter and expire on March 5, 2008.

(13) All such options were granted on March 4, 1998 pursuant to the 1998 Non-Employee Director Stock Option Plan. The options are exercisable in ten annual increments of 10% each commencing on March 4, 1999 and on each of the nine anniversaries thereafter and expire on March 3, 2009.

(14) All such options were granted on April 23, 1998 pursuant to the 1998 Non-Employee Director Stock Option Plan. The options are exercisable in ten annual increments of 10% each commencing on April 23, 1999 and on each of the nine anniversaries thereafter and expire on April 22, 2009.

(15) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark. The options are exercisable in ten increments of 10% each commencing on December 18, 1997 and on each of the nine anniversaries thereafter and expire on December 17, 2007.

(16) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark, are immediately exercisable and expire on January 3, 2008.

(17) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark, are immediately exercisable and expire on December 8, 2002.

(18) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark, are immediately exercisable and expire on December 17, 2004.

(19) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark. The options are exercisable in two increments of 50% each on December 16, 1998 and December 16, 1999 and expire on December 17, 2006.

(20) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark. The options are exercisable in ten annual increments of 10% each commencing on January 2, 1998 and expire on January 1, 2008.

(21) All such options were granted on April 15, 1998 pursuant to the 1998 Stock Incentive Plan. The options are exercisable in three increments of 33.33% each commencing on March 4, 2000 and on each of the two anniversaries thereafter and expire on April 16, 2008.

(22) All such options were granted on July 22, 1998 pursuant to the 1998 Stock Incentive Plan. The options are exercisable in three increments of 33.33% each commencing on March 4, 2000 and on each of the two anniversaries thereafter and expire on July 23, 2008.

(23) All such options were granted on August 5, 1998 pursuant to the 1998 Non-Employee Director Stock Option Plan. The options are exercisable in ten annual increments of 10% each commencing on August 5, 1999 and on each of the nine anniversaries thereafter and expire on August 4, 2009.

(24) All such options were granted on February 22, 1999 pursuant to the 1998 Stock Incentive Plan. The options are three annual increments of 33.33% each commencing on February 22, 2000 and on each of the two anniversaries thereafter and expire on February 23, 2009.

(25) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark. The options are exercisable in ten annual increments of 10% each commencing on January 31, 1998 and expire on January 30, 2008.

(26) All such options were granted on January 4, 1999 pursuant to the 1998 Stock Incentive Plan. The options are immediately exercisable and expire on January 5, 2009.

(27) All such options were granted on January 19, 1999 pursuant to the 1998 Non-Employee Director Stock Option Plan. The options are exercisable in ten annual increments of 10% each commencing on January 19, 2000 and on each of the nine anniversaries thereafter and expire on January 18, 2010.

(28) All such options were granted on January 4, 1999 pursuant to the 1998 Non-Employee Director Stock Option Plan. The options are exercisable in ten annual increments of 10% each commencing on January 4, 2000 and on each of the nine anniversaries thereafter and expire on January 3, 2010.

(29) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark, are immediately exercisable and expire on January 30, 2008.

(30) All such options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with the spin-off of the Company by Torchmark, are immediately exercisable and expire on December 17, 2006.




               This Prospectus Supplement is dated July 7, 1999.